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                                  Exhibit 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated July 13, 1995, on the financial statements of Parkersburg Cellular Telephone Company, Inc. as of December 31, 1994, and for the year then ended, included in or made a part of this registration statement on Form S-3 to register Class A Common Stock of PriCellular Corporation.

Arthur Andersen LLP

Seattle, Washington
May 9, 1996